As filed with the Securities and Exchange Commission on September 22, 2000
                                                        Registration No.33-94736

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                           REGISTRATION STATEMENT ON
                                   FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                       INTERNEURON PHARMACEUTICALS, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)
                            ______________________

                 Delaware                                     04-3047911
(State or other jurisdiction of Incorporation)     (I.R.S. Employer I.D. number)

                             ______________________

                               99 Hayden Avenue
                              Lexington, MA 02421
                                (781) 861-8444
  (Address and telephone number of Registrant's principal executive offices)
                            ______________________

                 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                             (Full Title of Plan)
                            ______________________

         Glenn L. Cooper, M.D., President and Chief Executive Officer
                               99 Hayden Avenue
                              Lexington, MA 02421
                                (781) 861-8444
              (Address and telephone number of agent for service)
                            ______________________

                                   COPY TO:

                             Josef B. Volman, Esq.
                             Burns & Levinson LLP
                               125 Summer Street
                             Boston, MA 02110-1624
                                (617) 345-3000

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
 Title of Securities      Amount to be         Proposed           Proposed               Amount of
 to be Registered         Registered           Maximum            Maximum                Registration Fee
                                               Offering Price     Aggregate Offering
                                                                  Price
-----------------------------------------------------------------------------------------------------------
 Common Stock,            250,000 (1)            $2.41 (2)             $361,500            $95.44 (3)
 $.001 Par Value
 Per Share
-----------------------------------------------------------------------------------------------------------

(1) Includes 100,000 shares which were covered under the Registration Statement originally filed on July 19, 1995. Pursuant to Rule 416 promulgated under the Securities Act an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1995 Employee Stock Purchase Plan.

(2) Based on the average of the high and low sales price of the Common Stock as of September 19, 2000 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) The Registrant previously paid a filing fee of $319 with respect to the 100,000 shares previously registered. For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $2.41 with respect to 150,000 shares of common stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act.

                              __________________

                                    PART I
                               EXPLANATORY NOTE

     A total of 100,000 shares of the Common Stock, $.001 par value per share, of Interneuron Pharmaceuticals, Inc. (the "Company") were registered by a Registration Statement on Form S-8, Registration No. 33-94736, on July 19, 1995 to be issued in connection with the Company's 1995 Employee Stock Purchase Plan, as amended (the "1995 Plan"). On December 2, 1999, the Board of Directors of the Company authorized, subject to shareholder approval, the amendment of the 1995 Plan for the sole purpose of increasing the number of shares reserved for issuance thereunder from 100,000 shares to 250,000 shares. The Stockholders of
the Company approved this amendment on March 8, 2000.   The purpose of this
Post-Effective Amendment No. 1 to the Registration Statement is to increase the number of shares subject to the 1995 Plan from 100,000 shares to 250,000 shares.

     Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the consents of the earlier registration statements pertaining to the 1995 Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

                                    PART II

                Information Required in Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents filed by the Company with the Commission (File No. 0-18728) pursuant to the Exchange Act are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, including any documents or portions thereof incorporated by reference therein and all amendments thereto;

(2) The Company's definitive proxy statement dated January 28, 2000, except the Compensation Committee Report on executive compensation and the performance graph included in the proxy statement, filed pursuant to Section 14 of the Exchange Act;

(3) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

(4) The Company's Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock under the Exchange Act;

(5) The Company's Registration Statement on Form S-8 dated July 19, 1995 (Registration No.33-94736) and all consents and opinions with respect thereto; and

(6) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering, except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

4.8   1995 Employee Stock Purchase Plan, as Amended (1)
5.1   Opinion of Burns & Levinson LLP as to legality- Included on II-4
23.1  Consent PricewaterhouseCoopers LLP- Included on II-3
23.2  Consent Burns & Levinson LLP - Included in Exhibit 5.1
23.3  Power of Attorney (included on signature page of this Registration
      Statement)

______________________
(1)  Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, County of Middlesex on the 22nd day of September, 2000.

                                   INTERNEURON PHARMACEUTICALS, INC.


                                   /s/ GLENN L. COOPER, M.D.
                                   -------------------------------------
                                   By: Glenn L. Cooper, M.D.
                                   President, Chairman of the Board of Directors and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Glenn L. Cooper, M.D., with full power to act alone, his true and lawful attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ GLENN L. COOPER           President, Chairman of the      September 22, 2000
----------------------------
Glenn L. Cooper, M.D.         Board of Directors and Chief
                              Executive Officer

____________________________  Director                        September __, 2000
Lindsay Rosenwald, M.D.

/s/ HARRY J. GRAY             Director                        September 22, 2000
----------------------------
Harry J. Gray

/s/ ALEXANDER M. HAIG, JR.    Director                        September 22, 2000
----------------------------
Alexander M. Haig, Jr.

/s/ MALCOLM MORVILLE, M.D.    Director                        September 22, 2000
----------------------------
Malcolm Morville, Ph.D.

/s/ LEE J. SCHROEDER          Director                        September 22, 2000
----------------------------
Lee J. Schroeder

/s/ DAVID B. SHARROCK         Director                        September 22, 2000
----------------------------
David B. Sharrock

/s/ MICHAEL W. ROGERS         Executive Vice President        September 22, 2000
----------------------------
Michael W. Rogers             Treasurer and Chief Financial
                              Officer
                              (Principal Financial Officer)

/s/ DALE RITTER               Senior Vice President, Finance  September 22, 2000
----------------------------
Dale Ritter                   (Principal Accounting Officer)

                                 Exhibit Index
                                 -------------

4.8   1995 Employee Stock Purchase Plan, as Amended (1)
5.1   Opinion of Burns & Levinson LLP as to legality - Included on II-4
23.1  Consent of PricewaterhouseCoopers LLP - Included on II-3
23.4  Consent of Burns & Levinson LLP - Included in Exhibit 5.1
24.1  Power of Attorney (included on signature page of this Registration
      Statement)
_______________________
(1)  Previously filed.

                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Interneuron Pharmaceuticals, Inc. of our report dated December 1, 1999, except as to Note N which is as of December 23, 1999, relating to the consolidated financial statements, which appears in Interneuron Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.

                                    /s/ PricewaterhouseCoopers LLP
                                    -------------------------------
                                    PricewaterhouseCoopers LLP
                                    Boston, Massachusetts
                                    September 22, 2000